                                                           EXHIBIT 10.37



                             STOCK PURCHASE AGREEMENT

                                      between

                       OLYMPIC CASCADE FINANCIAL CORPORATION


                                        and

                                  LHF HOLDCO, LLC



                            Dated: as of August 31, 1998



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                              STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 31, 1998, is entered into by and among Olympic Cascade Financial Corporation, a Delaware corporation ("Olympic") and LHF HoldCo, LLC, a California limited liability company ("Purchaser").

                                      RECITALS

     WHEREAS, Olympic a holding company with wholly owned subsidiaries who are broker-dealers duly registered with the Securities and Exchange Commission (the "SEC") and are members in good standing with the National Association of Securities Dealers, Inc. (the "NASD") engaged in the general securities business;

     WHEREAS, L.H. Friend, Weinress, Frankson & Presson, Inc., a California corporation ("LHF") is a broker-dealer duly registered with the SEC and is a member in good standing with the NASD engaged in the general securities business;

     WHEREAS, pursuant to that certain Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") executed by and among Olympic, LHF and shareholders of LHF (the "Exchange Shareholders") on February 12, 1997, Olympic acquired all of the issued and outstanding shares of capital stock of LHF;

     WHEREAS, Olympic desires to sell and transfer to Purchaser, and Purchaser desires to purchase from Olympic all of the issued and outstanding shares of capital stock of LHF on the terms and provisions hereof; and

     WHEREAS, Purchaser desires to transfer to Olympic, and Olympic desires to acquire from Purchaser, 55,503 shares of issued and outstanding capital stock of Olympic on the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                     ARTICLE I
                         PURCHASE AND SALE OF STOCK OF LHF

     1.1 SALE AND TRANSFER OF STOCK OF LHF. Subject to the terms and conditions herein stated and in reliance upon the representations and warranties herein set forth, at the Closing (as hereinafter defined in Section 1.4), Olympic agrees to transfer, convey, assign and deliver to Purchaser all of the shares of capital stock of LHF (collectively, the "LHF Shares"), free and clear of all liens, claims, encumbrances, pledges, options, security interests and any other adverse interests. On the Closing Date, Olympic shall deliver to Purchaser all certificates representing the LHF Shares duly endorsed or accompanied by a stock power duly executed in form for transfer, which LHF Shares shall be duly authorized, fully paid and non-assessable.


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     1.2  CONSIDERATION FROM PURCHASER.

          1.2.1 OLYMPIC SHARES. In consideration of Olympic's sale of the LHF Shares to Purchaser, Purchaser covenants and agrees to deliver to Olympic at Closing, 55,503 shares of Olympic's capital stock owned by Purchaser (collectively, the "Olympic Shares"), free and clear of all liens, claims, encumbrances, pledges, options, security interests and any other adverse interests. On the Closing Date, Purchaser shall deliver to Olympic all certificates representing the Olympic Shares duly endorsed or accompanied by a stock power duly executed in form for transfer, which Olympic Shares shall be duly authorized, fully paid and non-assessable.

          1.2.2   ADDITIONAL CONSIDERATION.

                  (a) For the period of one (1) year after Closing, Purchaser will provide Olympic real time access to all of the LHF research to be distributed to a central entity. Olympic shall pay all costs and expenses incurred by Purchaser associated with document production, handling, copying and shipping in providing such access to Olympic, in excess of twenty-four sets of such research materials.

                  (b) For the period of one (1) year after Closing, Purchaser agrees to utilize Caravelle Travel for LHF's business travel needs, provided that Caravelle Travel is the lowest cost provider of any business travel contemplated by LHF and Caravelle Travel provides services of a quality comparative to other travel agents. In return for utilizing Caravelle Travel, Purchaser shall be entitled to receive, on a pro rata basis calculated on LHF's utilization of Caravelle Travel, those travel benefits and advantages distributed by Caravelle Travel to Olympic based on LHF's utilization of Caravelle Travel.

                  (c) In further consideration for the sale of the LHF Shares, Purchaser shall transfer, convey and assign to Olympic, Purchaser's right, title and interest in and to certain assets as specifically set forth on Exhibit A.

                  (d) For as long as Olympic remains party to the real property lease governing that certain office space located at 3333 Michelson Drive, Suite 650, Irvine, CA 92612, Purchaser grants Olympic a three (3%) percent equity ownership in Purchaser (and any successor-in-interest of Purchaser) (the "HoldCo Shares") as of the Closing Date.

     1.3 CONSIDERATION FROM OLYMPIC. In further consideration of Purchaser's transfer of the Olympic Shares to Olympic, Olympic covenants and agrees to terminate and discharge any and all outstanding liabilities due and owing to Olympic by LHF at Closing.

     1.4 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on August 31, 1998 or at such time and place agreed upon by the parties hereto at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California, on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, or at such other time and date as the parties hereto shall by written instrument designate, but in no event later than September 15, 1998. Such time and date are herein referred to as the "Closing Date."



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                                     ARTICLE II
                         TRANSACTIONS PRECEDING THE CLOSING

     2.1 TRANSFER OF ASSETS. Immediately prior to Closing, LHF shall transfer as a distribution $500,000 by wire transfer to Olympic.

     2.2 RELEASE AND ASSIGNMENT OF INDEMNIFICATION RIGHTS. Immediately prior to Closing, Olympic hereby assigns, grants, conveys, transfers and delivers to Purchaser Olympic's right to indemnification for the Exchange Shareholder's surviving representations, warranties, covenants and agreements as set forth in Sections 2.1, 2.3, 2.12 and 3.1 of the Exchange Agreement, a copy of which is attached hereto as EXHIBIT B.

                                    ARTICLE III
                             REPRESENTATIONS OF OLYMPIC

     Olympic hereby represents and warrants to Purchaser that the representations and warranties set forth below are true and accurate in all material respects as of the date when made except as affected by the transactions contemplated by this Agreement.

     3.1 ORGANIZATION AND AUTHORITY OF OLYMPIC. Olympic (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to carry on its business as it is now being conducted, and (iii) has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.2  NO CONFLICTS AND QUALIFICATION.

          3.2.1 IN GENERAL. The execution, delivery and performance of this Agreement by Olympic does not, and the consummation by Olympic of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Olympic, (ii) a breach of, a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Olympic (with or without notice, lapse of time or both) pursuant to, any contracts binding upon Olympic, or any change in the rights or obligations of any party thereunder, or (iii) a violation of any applicable law or governmental or non-governmental permit or license to which Olympic is subject, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or impair the ability of Olympic to consummate the transactions contemplated by this Agreement. Olympic is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, other than in jurisdictions where the failure to be qualified or licensed, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the financial, condition, assets, or results of operations of Olympic, taken as a whole.


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          3.2.2   INVESTOR RIGHTS AGREEMENT.  Prior to or commensurate with
the execution, delivery and performance of this Agreement, Olympic fulfilled all obligations and requirements under Sections 8 and 9 of the Investor Rights Agreement (as defined below) to sell the LHF Shares to Purchaser. The Investor Rights Agreement is acknowledge to have been executed by Olympic in conjunction with the Exchange Agreement; a copy of the Investor Rights Agreement is attached hereto as EXHIBIT C.

          3.2.3 OLYMPIC SHARES. Olympic's purchase of the Olympic Shares from Purchaser will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Olympic, or (ii) a violation of any applicable law or governmental or non-governmental permit or license to which Olympic is subject.

     3.3  ORGANIZATION AND CAPITALIZATION OF LHF.   LHF (i) is a corporation
duly organized, validly existing and in good standing under the laws of the State of California, and (ii) has all requisite corporate power and authority to carry on its business as it is now being conducted. The authorized capital stock of LHF consists of 100,000 shares of common stock, no par value, of which 18,250 shares are issued and outstanding. The LHF Shares constitute one hundred percent (100%) of the issued and outstanding shares of stock of all classes of LHF. All outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     3.4 OWNERSHIP OF LHF SHARES. Olympic owns all of the issued and outstanding capital stock of LHF. There are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares or any securities of LHF or obligations convertible or exchangeable into or exercisable for, or giving any Person (as defined below) the right to subscribe for or acquire any securities of LHF, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

     3.5 GOVERNING CORPORATE DOCUMENTS OF LHF. Since the Closing of the Exchange Agreement, Olympic has not caused LHF to amend its articles of incorporation or bylaws, nor has any Certificate of Amendment of Articles of Incorporation been filed with the Secretary of State of California on behalf of LHF.

     3.6 FINANCIAL STATEMENTS AND NO MATERIAL CHANGES. Olympic has had furnished to it from LHF copies of the statement of financial condition of LHF as at July 31, 1998 (the "Balance Sheet") and the related statements of income, changes in shareholders' equity, changes in liabilities subordinated to the claims of general creditors, and cash flows for the ten (10) months ended July 31, 1998 (the "Financial Statements"). Since July 31, 1998 (the "Balance Sheet Date"), Olympic is not aware of any material adverse change in the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF, except as contemplated by this Agreement.

     3.7 NO CHANGES SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date (a) except as specifically stated on SCHEDULE 3.14 or contemplated by this Agreement, Olympic acknowledges and represents that it has not caused LHF to (i) incur any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of the material assets of LHF (the "Assets") to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or


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charge of any kind, (iii) sold, transferred or otherwise disposed of any of the Assets except in the ordinary course of business, (iv) made any commitment for any capital expenditure, except in the ordinary course of business, (v) written down the value of any work in process except write-downs in the ordinary course of business, none of which, individually or in the aggregate, is material to LHF, (vi) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who after giving effect to such increase or prior thereto receives compensation at an annual rate of Fifty Thousand Dollars ($50,000) or more, (vii) made any change in any method of accounting or auditing practice, (viii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, (ix) amended or terminated any agreement which is material to the business of LHF, (x) renewed, extended or modified any lease of real property, or except in the ordinary course of business, any lease of personal property, or (xi) agreed, whether or not in writing, to do any of the foregoing, and (b) there has been no material adverse change in the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF.

     3.8 BOOKS AND RECORDS. Olympic acknowledges and represents that to the extent that it keeps the accounts, books, ledgers and official and other records material to the business of LHF, all such accounts, books, ledgers and official and other records have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

     3.9 TITLE TO PROPERTIES: ENCUMBRANCES. Olympic makes no claim on nor has Olympic granted any other party an interest in any Assets of LHF other than the distribution provided for in Section 2.1 and the interests described in Exhibit A.

     3.10 LEASES. Olympic has no knowledge of any real property leases and equipment leases to which LHF is a party (as sublessee, lessee or lessor), except as set forth on SCHEDULE 3.10. As to those leases on SCHEDULE 3.10 to which Olympic is a party, Olympic has no knowledge that each lease is not in full force and effect; that all rents and additional rents due to date on each such lease have not been paid, or that any waiver, indulgence or postponement of the lessee' s or sublessee's obligations thereunder has been granted by the lessor. Olympic has no knowledge that any consent of any party to any leases listed on SCHEDULE 3.10 is required to consummate this Agreement.

     3.11 CONTRACTS. Olympic has neither caused nor is aware that LHF is a party to or bound by (a) any agreement, contract or commitment relating to any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in, any other person or entity or any agreement, contract or commitment relating to the making of any such loan advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person or entity (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, employment, consulting or any other similar type of contract, (g) any agreement, contract or commitment which involves Fifty Thousand Dollars ($50,000) or more and is not cancelable without penalty within thirty


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(30) days, (h) any agreement with any officer or director of LHF, or (i) any contract with Olympic as shareholder.

     3.12 LITIGATION. Olympic has not received notice of any action, suit, proceeding at law or in equity by any person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or threatened, against or affecting LHF, or its officers, directors, employees, registered representatives or registered principals, or any of its properties or rights, which, if adversely determined would have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF. Olympic knows of no judgment, order or decree entered in any lawsuit or proceeding to which LHF is subject.

     3.13 TAX MATTERS.

          3.13.1 For the period commencing on March 1, 1997 through the Closing, Olympic acknowledges and represents that (i) all Tax Returns that are required to be filed by or with respect to LHF or to Olympic as it relates to LHF have been duly filed, or, where not so filed, are covered under an extension that has been obtained therefor, (ii) all such Tax Returns are true, complete and correct, (iii) all Taxes due and payable by LHF or Olympic as it relates to LHF have been paid in full, (iv) none of the Tax Returns referred to in this Section 3.13 have been examined by the IRS or the appropriate state, local or foreign taxing authority, (v) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (vii) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of LHF or Olympic as it relates to LHF, (viii) there is no claim or assessment threatened against LHF or Olympic as it relates to LHF, (ix) LHF or Olympic as it relates to LHF have withheld and timely paid to the appropriate taxing authority the required amounts in compliance with all tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding),
(x) neither LHF nor Olympic as it relates to LHF have made any payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible, in whole or in part, under Section 280G or 162(m) of the Code, and (xi) LHF is not part of an affiliated group (within the meaning Section 1504(a) of the Code) other than one in which Olympic is the common parent.

          3.13.2 The term "Tax" or collectively "Taxes" means (i) any and all federal, state and local taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, franchise and excise taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          3.13.3 The term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     3.14 LIABILITIES. Except as set forth on SCHEDULE 3.14 and the Balance Sheet, Olympic knows of no outstanding claims, liabilities or indebtedness, contingent or otherwise of LHF, other than (i) liabilities incurred subsequent to the Balance Sheet Date in the


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ordinary course of business not involving borrowing by LHF and which are consistent with past practice and, individually or in the aggregate, are not material to the business, operations, properties, or condition (financial or otherwise) of LHF, (ii) liabilities set forth on any schedule hereto or which are not required to be set forth on any schedule hereto because such liabilities are specifically excluded from disclosure on the schedules provided for by the provisions of this Agreement, or (iii) any other liabilities provided for in this Agreement.

     3.15 INTELLECTUAL PROPERTIES. SCHEDULE 3.15 contains a list of trade names, trademarks, copyrights, service marks, trademark registrations and applications (including those which are pending), service mark registrations and applications, copyright registrations and applications (whether pending or abandoned), described to Olympic by LHF as owned or used by LHF in the operation of its business (collectively, the "Intellectual Property"). Olympic claims no interest in such Intellectual Property.

     3.16 COMPLIANCE WITH LAWS. Olympic has no reason to believe that LHF is not in compliance in any material respects with all applicable laws, regulations, orders, judgments and decrees ("Requirements of Law"). LHF (i) has not been charged with, (ii) is not under any investigation with respect to, and (iii) has not been threatened with, any charge concerning any violation of any Requirements of Law.

     3.17 INVESTMENT INTENT. The HoldCo Shares being acquired by Olympic hereunder are being acquired for such Olympic's own account and not with a view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of Securities Act of 1933, as amended (the "Act"). Olympic understands that the HoldCo Shares have not been registered under the Act by reason of available exemptions from the registration and prospectus delivery requirements of the Act, that such HoldCo Shares must be held indefinitely unless such HoldCo Shares are registered under the Act or until any transfer is exempt from registration, and that reliance of the Purchaser upon these exemptions is predicated in part upon these representations and warranties by Olympic.

     3.18 QUALIFICATION AS AN INVESTOR.

          3.18.1 Olympic hereby represents and warrants that Olympic has the requisite knowledge and experience in financial and business matters to assess the relative merits and risks of investment in the HoldCo Shares.

          3.18.2 Olympic has received certain information concerning the HoldCo Shares and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks of holding the HoldCo Shares, and is able to bear the economic risk and lack of liquidity inherent in holding the HoldCo Shares. Furthermore, Olympic has had the full opportunity to discuss with the Purchaser all material aspects of an investment in the HoldCo Shares, including the opportunity to ask, and to receive answers to Olympic's full satisfaction, regarding such questions as Olympic has deemed necessary to evaluate Olympic's opportunity to invest.


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                                     ARTICLE IV
                            REPRESENTATIONS OF PURCHASER

     Purchaser hereby represents and warrants to Olympic that the representations and warranties set forth below are true and accurate in all material respects as of the date when made except as affected by the transactions contemplated by this Agreement.

     4.1 ORGANIZATION AND AUTHORITY OF PURCHASER. Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite corporate power and authority to carry on its business as it is now being conducted, and (iii) has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.2 NO CONFLICTS AND QUALIFICATION. The execution, delivery and performance of this Agreement by Purchaser does not, and the consummation by Purchaser of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of organization or operating agreement of Purchaser, (ii) a breach of, a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Purchaser (with or without notice, lapse of time or both) pursuant to, any contracts binding upon Purchaser, or any change in the rights or obligations of any party thereunder, or (iii) a violation of any applicable law or governmental or non-governmental permit or license to which Purchaser is subject, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. Purchaser duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, other than in jurisdictions where the failure to be qualified or licensed, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the financial, condition, assets, or results of operations of Purchaser, taken as a whole.

     4.3 OWNERSHIP OF OLYMPIC SHARES. Purchaser is the record and beneficial owner of the Olympic Shares specified in Section 1.2.1, free and clear of all liens, encumbrances, restrictions and claims of every kind other than claims of Olympic under the Investors Rights Agreement. Purchaser has necessary corporate power and authority to enter into this Agreement and has full legal right, power and authority to transfer and convey the Olympic Shares pursuant to this Agreement; the delivery by Purchaser of the Olympic Shares pursuant to this Agreement will transfer to Olympic Purchaser's valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

     4.4 INVESTMENT INTENT. The LHF Shares being acquired by Purchaser hereunder are being acquired for such Purchaser's own account and not with a view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of Securities Act of 1933, as amended (the "Act"). The


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Purchaser understands that the LHF Shares have not been registered under the
Act by reason of available exemptions from the registration and prospectus delivery requirements of the Act, that such LHF Shares must be held indefinitely unless such LHF Shares are registered under the Act or until any transfer is exempt from registration, and that reliance of LHF upon these exemptions is predicated in part upon these representations and warranties by the Purchaser.

     4.5  QUALIFICATION AS AN INVESTOR.

          4.5.1 Purchaser hereby represents and warrants that the Purchaser has the requisite knowledge and experience in financial and business matters to assess the relative merits and risks of investment in the LHF Shares.

          4.5.2 Purchaser has received certain information concerning LHF and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks of holding the LHF Shares, and is able to bear the economic risk and lack of liquidity inherent in holding the LHF Shares. Furthermore, Purchaser has had the full opportunity to discuss with LHF all material aspects of an investment in the LHF Shares, including the opportunity to ask, and to receive answers to Purchaser's full satisfaction, regarding such questions as Purchaser has deemed necessary to evaluate Purchaser's opportunity to invest.

     4.6 LEGEND. Purchaser acknowledges that the following legend has been placed on certificates for the LHF Shares delivered by Olympic:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO OLYMPIC CASCADE FINANCIAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     4.7 SCOPE OF BUSINESS. Purchaser hereby represents and warrants to Olympic that the deals listed on EXHIBIT A are a complete and accurate description of those clients with whom LHF has entered into a contract and whose financing is in progress as of the Closing Date (the "Deals"). The dates listed on EXHIBIT A are Purchaser's best estimate of each Deal's closing date. Purchaser does not guaranty or warrant that any Deal will close or the date listed or at all.

     4.8 CERTAIN WARRANTS GRANTED. Purchaser hereby acknowledges that certain warrants will be granted to Olympic with respect to the prospective and pending Deals listed in EXHIBIT A, if such Deals shall be consummated.


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


     4.9 UNRECORDED ASSETS. Purchaser hereby represents and warrants that to the Purchaser's knowledge there are no unrecorded assets not reflected on the July 31, 1998 Balance Sheet.

     4.10 WARRANT RIGHTS TO OLYMPIC. Purchaser hereby acknowledges and represents that the warrants listed on EXHIBIT D are a complete and accurate description of those warrants to which Olympic is entitled and has the right of assignment. Purchaser further acknowledges that certain warrants in the Audio Book Club, Inc., Home Security International, Inc. and Riviera Tool Company transactions will be directly granted to Olympic, or its affiliates, and to certain other individuals.

                                     ARTICLE V
                       CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligation of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Article V. Purchaser may, by written notice, waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver shall constitute a waiver by Purchaser of any other right or remedy if Olympic shall be in default of any of its representations, warranties or covenants under this Agreement.

     5.1 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, Olympic shall not have caused, except as provided for in this Agreement, any material adverse change in the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF.

     5.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Olympic to be performed pursuant to the terms hereof on or before the Closing Date shall have been duly performed in all material respects, and Olympic shall have each delivered to Purchaser a certificate, dated the Closing Date, to such effect.

     5.3 RESOLUTIONS. Purchaser shall have received a copy of the resolutions of the Board of Directors of Olympic approving the transactions contemplated by this Agreement, certified by the Secretary of Olympic.

     5.4 NO LITIGATION THREATENED. No action or proceedings shall have been instituted against LHF or, to the knowledge of Olympic, shall have been threatened, before a court or other governmental body or by any public authority to restrain or prohibit Olympic or LHF from consummating any of the transactions contemplated hereby, and a duly authorized officer of Olympic shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.5 DISTRIBUTIONS. Olympic shall have caused LHF to distribute to Olympic the assets of LHF listed on Schedules 2.1(a)-(e) hereto and shall not have caused LHF to distribute nor claim an interest in any other assets of LHF at or after the Closing.

     5.6 TAX AUTHORITY FILINGS. Olympic shall have prepared and filed all required documents, submissions, notices, amended applications or similar filings with federal, state and local taxing authorities required with respect to (i) the transfer of the LHF Shares to

Purchaser and (ii) that certain tax sharing agreement previously executed by and between Olympic and LHF.

     5.7 CERTAIN WARRANTS OUTSTANDING. Olympic hereby acknowledges that certain warrants remain due and outstanding to LHF for transactions completed by LHF on or prior to the Closing Date. These warrants that remain due and outstanding to LHF include those warrants granted in the Audio Book Club, Inc., Home Security International, Inc. and Riviera Tool Company transactions. Furthermore, Olympic hereby represents and warrants that to Olympic's knowledge there are no other warrants which remain due and outstanding to LHF for transactions completed by LHF on or prior to the Closing Date.

     5.8 FURTHER ASSURANCES BY OLYMPIC. Olympic shall execute and deliver such further documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement, including but not limited to, preparing and filing all required documents, submissions, notices, amended applications or similar filings with NASD to effect and give evidence of the purchase and sale of the LHF Shares and to secure the approval of the Exchange and to obtain the necessary state "blue sky" clearances, if any are required with respect to the transfer of the LHF Shares to Purchaser. Any failure of Olympic to perform under this Section 5.8 shall not void this Agreement nor waive Purchaser's rights hereunder.

                                     ARTICLE VI
                        CONDITIONS TO OLYMPIC'S OBLIGATIONS

     The obligation of Olympic to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Article VI. Olympic may, by written notice, waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver shall constitute a waiver by Olympic of any other right or remedy if Purchaser shall be in default of any of its representations, warranties or covenants under this Agreement.

     6.1 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Purchaser to be performed on or before Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Purchaser shall have delivered to Olympic a certificate, dated the Closing Date, to such effect.

     6.2 NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the knowledge of Purchaser, shall have been threatened, before a court or other governmental body or by any public authority to restrain or prohibit Purchaser from consummating any of the transactions contemplated hereby, and a duly authorized officer of Purchaser shall have delivered to Olympic a certificate, dated the Closing Date, to such effect.

     6.3 REGULATORY FILINGS. Purchaser shall have prepared and filed all required documents, submissions, notices, amended applications or similar filings with federal, state, and local regulatory authorities and the NASD to effect and give evidence of the purchase and sale of the LHF Shares and to secure the approval of the Exchange and to obtain the necessary state "blue sky" clearances, if any are required with respect to the transfer of the LHF Shares to Purchaser.

     6.4 FURTHER ASSURANCES BY PURCHASER. Purchaser shall execute and deliver such further documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement, including but not limited to, preparing and filing all required documents, submissions, notices, amended applications or similar filings with federal, state and local taxing authorities if any are required with respect to the transfer of the LHF Shares to Purchaser.

     6.5  RESOLUTIONS.   Olympic shall have received a copy of the
resolutions of the Board of Directors of the Purchaser approving the transactions contemplated by this Agreement, certified by the Secretary of the Purchaser

                                    ARTICLE VII
                       SURVIVAL OF REPRESENTATIONS: INDEMNITY
                          AND OTHER POST-CLOSING COVENANTS

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF OLYMPIC. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of Olympic made in this Agreement or in any certificate delivered pursuant hereto or otherwise shall survive the consummation of the transactions contemplated hereby for a period of one (1) year following the Closing and after one (1) year shall be terminated and extinguished (except for the representations and warranties made in Sections 3.4, which shall not expire, and the representations and warranties made in Sections 3.1, 3.2, 3.3 and 3.13, which shall survive for a period of three
(3) years following the Closing), except as to matters as to which an Indemnitee (as defined in Section 7.3.1) has made a claim for indemnification or made a Claims Notice, pursuant to Section 7.3.1 hereafter, on or prior to such date, in which case the rights to indemnification shall survive until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

     7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. All representations, warranties, covenants and agreements of Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder, and shall thereafter terminate and expire, except for Purchaser's covenants in Section 4.3, and any claim based thereon shall be brought one year from the Closing Date, except as to matters as to which an Indemnitee (as defined in Section 7.3.1) has made a claim for indemnification or given a Claims Notice under Section 7.3.1 hereafter on or prior to such date, in which case the rights to indemnification shall survive until such claim is finally resolved and any obligations with respect thereto are fully satisfied, and except for the representations and warranties set forth in Sections 4.3 which shall not expire.

     7.3  NOTICE AND OPPORTUNITY TO DEFEND

          7.3.1 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any Losses, the Indemnitee, shall promptly give notice thereof (a "Claims Notice") to any other party obligated to provide indemnification pursuant to the terms of this Agreement (the "Indemnifying Party"). The Claims Notice shall describe the Asserted

Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Losses that have been or may be suffered by the Indemnitee.

          7.3.2 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to so, and the Indemnitee shall cooperate, at the expense of Indemnifying Party, in the compromise of, or defense against, the Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in
Section 8.6 on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to such Indemnitee to take charge of the defense of such action, or (c) such Indemnitee shall have reasonably concluded based on an opinion of counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make vailable to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     7.4 SETTLEMENT. Notwithstanding the provisions of Section 7.3.2, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of
(i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement, and
(ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee continuing to pursue such matter.

     7.5 COMPUTATION OF LOSSES. For purposes of calculating any Losses suffered by an indemnified party pursuant to this Article VII, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds and tax benefit received with respect to such matter.

     7.6 APPROVALS. Any and all necessary consents to, or approvals of, the transactions contemplated by this Agreement of any governmental agencies and authorities, including, without limitation, approval of the NASD, shall have been obtained and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority by formal proceeding and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that such approvals or the transactions contemplated hereby will be contested by any federal or state governmental authority or by any other third party by formal proceeding.

     7.7 TRANSACTION ACCOUNTING. Upon the consummation and completion of each transaction deal listed on EXHIBIT A, Purchaser shall cause to be delivered to Olympic a full accounting of such transaction.

                                    ARTICLE VIII
                                   MISCELLANEOUS

     8.1 EXPENSE. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     8.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California without reference to any conflict of laws provisions.

     8.3 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of California in Orange County or in United States District Court located in Santa Ana, California, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself or himself the jurisdiction of the aforesaid courts, irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such party at its address as set forth below each parties' signature, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. the foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

     8.4 CAPTIONS. The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning, or interpretation of this Agreement.

     8.5 NOTICES. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (c) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission, and in each case, postage prepaid, addressed to a party at its or his address set forth on the signature page hereof, or such other address as shall be furnished in writing by like notice by any such party.

     8.6 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          8.6.1   By mutual agreement of Olympic and Purchaser;

          8.6.2 By Purchaser if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Olympic under this Agreement or (ii) any of the conditions precedent to the Closing set forth in Article V and VI have not been satisfied on the Closing Date, and, in each case, Purchaser is not then in default of its obligations hereunder; and

          8.6.3 By Olympic if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Purchaser under this Agreement or (ii) any of the conditions precedent to the Closing set forth in Article VI has not been satisfied on the Closing Date, and, in each case, Olympic is not in default of their obligations hereunder.

          In the event of termination of this Agreement as provided in
Section 8.6.1, this Agreement shall become void and there shall be no liability hereunder on the part of any party hereto. In the event of termination of this Agreement as provided in Section 8.6.2, such termination shall be without prejudice to any of the rights that the Purchaser may have against Olympic or any other party under the terms of this Agreement or otherwise. In the event of termination of this Agreement as provided in
Section 8.6.3, such termination shall be without prejudice to any of the rights that Olympic may have against Purchaser or any other Person under the terms of this Agreement or otherwise.

     8.7  INTENTIONALLY OMITTED.







              THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK




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


     8.8 ASSIGNMENTS. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. No assignment or transfer shall be effective unless the assignee agrees in writing to assume such assignor's obligations under the Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     8.9 PRESS RELEASES AND ANNOUNCEMENTS. No party to this Agreement shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior approval of the other parties to this Agreement; provided, however, that any party to this Agreement may make any public disclosure it believes in good faith is required by law or regulation, including any state or federal securities laws (in which case the disclosing party will advise the other parties prior to making the disclosure).

     8.10 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by all of the parties hereto to express their mutual intent, and no rule of construction shall be specified against any party.

     8.11 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction or arbitration panel, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     8.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     8.13 ENTIRE AGREEMENT. This Agreement, including the documents referred to herein which form a part hereof, contains entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.14 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by Olympic and the Purchaser.

     8.15 THIRD-PARTY BENEFICIARIES, Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective affiliates, officers, directors, employees, agents, attorneys, representatives, successors and assigns as permitted under Section 8.8.

     8.16 CONFIDENTIALITY. Subject to any obligation to comply with any law, rule or regulation of any governmental authority or any subpoena or other legal process to make information available to the persons entitled thereto, the parties hereto shall, and shall cause their affiliates, employees, attorneys, accountants and representatives to keep confidential and such party shall not use, or permit its affiliates, attorneys, accountants and representatives to use, in any manner other than for the purpose of evaluating the transaction contemplated herein any information obtained from the other party, whether or not obtained or acquired pursuant to the terms of this Agreement, unless such information is readily ascertainable from public or published information, from trade sources, or is already known to the receiving party.

     IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first above written.

"OLYMPIC"                               OLYMPIC CASCADE FINANCIAL
                                        CORPORATION, a Delaware corporation


                                        By: ______________________________
                                            Steven A. Rothstein
                                            Chairman of the Board

                                        Address:
                                        875 North Michigan Avenue, Suite 1560
                                        Chicago, Illinois  60611
                                        Fax: 312/951-0769




"PURCHASER"                             LHF HOLDCO, LLC


                                        By:
                                            Gregory E. Presson, Chairman of the
                                            Board and Chief Executive Officer

                                        Address:
                                        3333 Michelson Drive, Suite 650
                                        Irvine, California  92612-1686
Fax



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